UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 16, 2022

Cytokinetics, Incorporated
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50633	94-3291317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 Oyster Point Boulevard, South San Francisco, California 94080
(Address of Principal Executive Offices) (Zip Code)

(650) 624-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CYTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Today, February 16, 2022, Cytokinetics, Incorporated (the “Company” or “Cytokinetics”) announced a three-year collaboration to accelerate education and awareness of heart disease. Within the collaboration, Cytokinetics will provide funding and support for several initiatives led by AHA Bay Area.

In 2022, Cytokinetics will sponsor the Research Roundtable, a life-sciences industry fundraising event. Cytokinetics will also support several Bay Area Heart Walks by establishing an enhanced VIP area for patients and caregivers, which will provide additional space for friends, families, coworkers and neighbors to demonstrate their commitment to their health and to honor loved ones with heart disease or stroke. Additionally, Cytokinetics will elevate patient voices throughout the year by supporting the development of three new patient videos in the AHA series, “Conversations from the Heart,” to be shared online and on social media.

About Heart Disease

Heart disease refers to several types of heart conditions, including coronary artery disease, stroke, heart failure and others. Heart disease is the leading cause of death for men and women in the United States, attributable to 659,000 deaths a year,1 or approximately one in every four deaths. The economic burden of heart disease in the United States totals about $363 billion.2

About the American Heart Association

The American Heart Association is a relentless force for a world of longer, healthier lives. We are dedicated to ensuring equitable health in all communities. Through collaboration with numerous organizations, and powered by millions of volunteers, we fund innovative research, advocate for the public’s health and share lifesaving resources. The Dallas-based organization has been a leading source of health information for nearly a century. Connect with AHA on heart.org, Facebook, Twitter or by calling 1-800-AHA-USA1.

About Cytokinetics

Cytokinetics is a late-stage biopharmaceutical company focused on discovering, developing and commercializing first-in-class muscle activators and next-in-class muscle inhibitors as potential treatments for debilitating diseases in which muscle performance is compromised. As a leader in muscle biology and the mechanics of muscle performance, the company is developing small molecule drug candidates specifically engineered to impact muscle function and contractility. Cytokinetics is readying for the potential commercialization of omecamtiv mecarbil, its cardiac muscle activator, following positive results from GALACTIC-HF, a large, international Phase 3 clinical trial in patients with heart failure. Cytokinetics is also developing aficamten, a next-generation cardiac myosin inhibitor, for the potential treatment of hypertrophic cardiomyopathies (HCM). The company has announced positive results from Cohorts 1, 2 and 3 in REDWOOD-HCM, a Phase 2 clinical trial of aficamten in patients with symptomatic obstructive HCM. Cytokinetics is conducting start-up activities for SEQUOIA-HCM, the Phase 3 clinical trial of aficamten in patients with obstructive HCM. Cytokinetics is also developing reldesemtiv, an investigational fast skeletal muscle troponin activator, currently the subject of COURAGE-ALS, a Phase 3 clinical trial in patients with amyotrophic lateral sclerosis (ALS). Cytokinetics continues its over 20-year history of pioneering innovation in muscle biology and related pharmacology focused to diseases of muscle dysfunction and conditions of muscle weakness.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). Cytokinetics disclaims any intent or obligation to update these forward-looking statements and claims the protection of the Act’s Safe Harbor for forward-looking statements. Examples of such statements include, but are not limited to, statements relating to Cytokinetics’ and its partners’ research and development activities of Cytokinetics’ product candidates. Such statements are based on management’s current expectations, but actual results may differ materially due to various risks and uncertainties, including, but not limited to the risks related to Cytokinetics’ business outlines in Cytokinetics’ filings with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and Cytokinetics’ actual results of operations, financial condition and liquidity, and the development of the industry in which it operates, may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that Cytokinetics makes in this press release speak only as of the date of this press release. Cytokinetics assumes no obligation to update its forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

References:

1.	Centers for Disease Control and Prevention. Underlying Cause of Death, 1999-2018. CDC WONDER Online Database. Atlanta, GA: Centers for Disease Control and Prevention; 2018.
2.	Virani SS, Alonso A, Aparicio HJ, Benjamin EJ, Bittencourt MS, Callaway CW, et al. Heart disease and stroke statistics-2021 update: a report from the American Heart Association. Circulation. 2021;143:e254-e743.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOKINETICS, INCORPORATED

Date: February 16, 2022	By:	/s/ Ching Jaw
Ching Jaw
Senior Vice President, Chief Financial Officer